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                                                                   EXHIBIT 23(c)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 pertaining to the Company's 1996 Vanguard Automation, Inc. 1993 Long-Term Incentive Plan of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K) of Robotic Vision Systems, Inc., for the year ended September 30, 1997.

We also consent to the incorporation by reference of our report in this Registration Statement on Form S-8 of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries relating to the supplemental financial statements of Robotic Vision Systems, Inc. appearing in the Registration Statement on Form S-3 to be dated January 20, 1998, of Robotic Vision Systems, Inc. and the reference therein to our firm as "Experts" in the Prospectus.



                                  /s/ ERNST & YOUNG LLP







Boston, Massachusetts
January 15, 1998